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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 20, 2017

NGFC EQUITIES, INC.

(Exact name of registrant as specified in its charter)

  Florida

000-55456

46-3914127

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    7135 Collins Ave No. 624

   33134

(Address of principal executive offices)

(Zip Code) Registrant’s telephone number, including area code  305-865-8193

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K fi ling is intended to simultaneously satisfy the fi ling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 5, 2017, NGFC Equities Inc. (the "Company", “NGFC”, "we", or "us") entered into a Share Exchange Agreement ("Agreement") with Quest Energy Inc., ("Quest"), a private company incorporated in the State of Indiana with offices at 8856 South Street, Fishers, IN 46038.  At the closing of the Agreement (which was contingent upon a 80% reconfirmation vote under Rule 419 and other closing conditions), pursuant to the terms of the Agreement, 4,817,792 of newly authorized Series A Preferred Stock, par value $0.0001 per share (the "Common Stock") will be issued to Quest shareholders holding 100% of the issued and outstanding common shares of Quest. The Series A Preferred Stock shall be convertible into common stock of the Company at the sole option of the holder of such Series A Preferred Stock at a rate of 100 shares of Common Stock per share of Series A Preferred Stock, which represents a legal and equitable equity ownership in the Company immediately post-closing of 95% of the Common Stock outstanding. The Series A Preferred Stock shall have full voting rights in the Company on an “as-converted” basis with each share of Series A Preferred Stock having the right to vote 1,000 shares of common stock per share of Series A Preferred Stock.

The closing of the transaction was subjected to filing amended Articles of Incorporation and filing a Form 14C with the SEC. We filed Form 14C PRE on January 5, 2017 and filed Form 14C DEF on January 17, 2017. We filed the Amended Articles of Incorporation on January 18, 2017 with the State of Florida and received the certification of Amended and Restated Articles of Incorporation from the State of Florida on January 20, 2017.

Quest Energy Inc., is a State of Indiana corporation founded in June 11, 2015 and engaged in diversified energy services including mining, processing and logistics, with a primary focus on traditional energy sources such as coal and oil and gas. Quest plans to expand its business by continuing to develop its currently leased properties and further expanding its processing and logistics business, and through the pursuit of strategic acquisitions.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

Pursuant the Share Exchange Agreement signed on January 5, 2017 the Company filed an amendment to the Articles of Incorporation to change the following:

1.

To increase the authorized number of shares of capital stock of the Company from three hundred million (300,000,000) to one billion (1,000,000,000) total authorized shares with nine hundred and ninety million (990,000,000) of the authorized shares being designated as Class A Common Stock.

2.

Eliminate Class B Common Stock.

3.

To designate five million (5,000,000) of the ten million (10,000,000) authorized Preferred Stock as Series A Preferred Stock with one thousand votes for each share of Preferred Stock and keep the other five million (5,000,000) authorized Preferred Stock as “blank check” Preferred Stock.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Pursuant the share exchange agreement signed on January 5, 2017 the Company filed Form 14C PRE with the SEC on January 5, 2017 to give notice to all stockholders of NGFC that the majority shareholders have approved the share exchange agreement and the amendment to the Articles of Incorporation. Subsequently we filed Form 14C DEF on January 17, 2017. We filed the Amended Articles of Incorporation on January 18, 2017 with the State of Florida and received the certification of Amended and Restated Articles of Incorporation from the State of Florida on January 20, 2017.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, made in this Current Report on Form 8-K are forward looking and subject to change. The Company cautions that these forward-looking statements are subject to risks, uncertainties and assumptions, many of which are beyond the Company's control, which may cause actual results and events to differ materially from those indicated in the forward-looking statements. Additional information concerning other factors is contained under the headings "Risk Factors" and "Management Discussion and Analysis of Financial Condition and Results of Operations" in the Company's filing on Form 10-K and any subsequent Forms filed with the Securities and Exchange Commission, which are incorporated by reference. The Company undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Item 9.01 Financial Statements and Exhibits

(1.1)

Annual Report on Form 10-K for the fiscal year ended September 30, 2016 filed with the SEC on January 13, 2017

(1.2)

Share Exchange Agreement with Quest Energy Inc. signed on January 5, 2017 filed with the SEC on January 13, 2017 as Exhibit 10.7.

(1.3)

Form 14C DEF filed with the SEC on January 17, 2017

(1.4)

NGFC Equities, Inc. Amended and Restated Article of Incorporation as of January 19, 2017  (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGFC Equities Inc.

(Registrant)

Date  January 25, 2017

/S/ I. Andrew Weeraratne

(Signature)*

I Andrew Weeraratne

Chief Executive Officer

*Print name and title of the signing officer under his signature.